Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS FOURTH QUARTER AND

FISCAL YEAR RESULTS

Melville, New York, Tuesday, May 3, 2016…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $35,756,000 for the 2016 fiscal year’s fourth quarter ended February 28, 2016 compared to net sales of $36,241,000 for last fiscal year’s fourth quarter ended March 1, 2015 and net sales of $34,323,000 for the 2016 fiscal year’s third quarter ended November 29, 2015. Park’s net sales for the fiscal year ended February 28, 2016 were $145,855,000 compared to net sales of $162,086,000 for the fiscal year ended March 1, 2015.

Park reported net earnings before special items of $4,865,000 for the current year’s fourth quarter compared to net earnings before special items of $4,977,000 for last year’s fourth quarter and net earnings before special items of $4,209,000 for the current year’s third quarter. In the current year’s fourth quarter, the Company recorded pre-tax restructuring charges of $162,000 related to the closure in fiscal year 2013 of the Company’s Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China and the closure in fiscal year 2009 of its New England Laminates Co., Inc. facility located in Newburgh, New York and pre-tax deferred financing costs of $292,000 related to the early termination of the PNC Bank credit agreement. As previously reported, the Company entered into a three-year revolving credit facility agreement with HSBC Bank USA in January 2016, which replaced the credit facility agreement that the Company entered into with PNC Bank in February 2014. In last year’s fourth quarter, the Company recorded a pre-tax charge of $206,000 related to a modification of previously issued employee stock options resulting from the special cash dividend paid by the Company in February 2015 and pre-tax restructuring charges of $193,000 in connection with the aforementioned facility closures. In the current year’s third quarter, the Company recorded pre-tax restructuring charges of $158,000 in connection with the aforementioned facility closures. Accordingly, net earnings for the current year’s fourth quarter were $4,574,000 compared to $4,841,000 for last year’s fourth quarter and $4,109,000 for the current year’s third quarter.

For the fiscal year ended February 28, 2016, Park reported net earnings before special items of $18,580,000 compared to net earnings before special items of $21,004,000 for the prior fiscal year. The current fiscal year included pre-tax restructuring charges of $535,000 related to the facility closures mentioned above and pre-tax deferred financing costs of $292,000 related to termination of the credit agreement mentioned above. The prior fiscal year included pre-tax charges of $1,645,000 related to a modification of previously issued employee stock options mentioned above, additional fees incurred in connection with the 2014 fiscal year-end audit, cost reduction initiatives in the United States and the facility closures mentioned above. Accordingly, net earnings for the fiscal year ended February 28, 2016 were $18,029,000 compared to net earnings for the fiscal year ended March 1, 2015 of $20,043,000.

Park reported basic and diluted earnings per share before special items of $0.24 for the current year’s fourth quarter compared to basic and diluted earnings per share before special items of $0.24 for last year’s fourth quarter and basic and diluted earnings per share before special items of $0.21 for the current year’s third quarter. Basic and diluted earnings per share were $0.23 for the current year’s fourth quarter compared to basic and diluted earnings per share of $0.23 for last year’s fourth quarter and basic and diluted earnings per share of $0.20 for the current year’s third quarter.

Park reported basic and diluted earnings per share before special items of $0.91 for the fiscal year ended February 28, 2016 compared to basic and diluted earnings per share before special items of $1.00 for the prior fiscal year. Basic and diluted earnings per share were $0.89 for the current fiscal year compared to basic and diluted earnings per share of $0.96 for the prior fiscal year.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 98843379.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Monday, May 9, 2016. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 98843379 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring and audit fee charges and deferred financing and stock option modification costs. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies and low-volume tooling for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			52 Weeks Ended
	February 28, 2016	March 1, 2015	November 29, 2015	February 28, 2016	March 1, 2015
Sales	$35,756	$36,241	$34,323	$145,855	$162,086

Net Earnings before Special Items[1]	$4,865	$4,977	$4,209	$18,580	$21,004
Special Items, net of Tax:
Restructuring Charges	(110)	(139)	(100)	(370)	(805)
Deferred Financing Costs	(181)	-	-	(181)	-
Modification of Stock Options	-	3	-	-	3
Audit Fees	-	-	-	-	(159)
Net Earnings	$4,574	$4,841	$4,109	$18,029	$20,043

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.24	$0.24	$0.21	$0.91	$1.00
Special Items:
Restructuring Charges	-	(0.01)	(0.01)	(0.01)	(0.03)
Deferred Financing Costs	(0.01)	-	-	(0.01)	-
Audit Fees	-	-	-	-	(0.01)
Basic Earnings per Share	$0.23	$0.23	$0.20	$0.89	$0.96

Diluted Earnings before Special Items[1]	$0.24	$0.24	$0.21	$0.91	$1.00
Special Items:
Restructuring Charges	-	(0.01)	(0.01)	(0.01)	(0.03)
Deferred Financing Costs	(0.01)	-	-	(0.01)	-
Audit Fees	-	-	-	-	(0.01)
Diluted Earnings per Share	$0.23	$0.23	$0.20	$0.89	$0.96

Weighted Average Shares Outstanding:
Basic	20,251	20,896	20,253	20,347	20,912
Diluted	20,251	20,937	20,253	20,352	20,986

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	February 28, 2016 (unaudited)	March 1, 2015
Assets
Current Assets
Cash and Marketable Securities	$237,425	$272,133
Accounts Receivable, Net	22,583	21,431
Inventories	10,214	14,439
Prepaid Expenses and Other Current Assets	1,963	5,256
Total Current Assets	272,185	313,259

Fixed Assets, Net	21,512	26,537
Restricted Cash	10,000	-
Other Assets	11,080	10,886
Total Assets	$314,777	$350,682

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$3,000	$10,000
Accounts Payable	6,155	6,882
Accrued Liabilities	4,580	4,767
Income Taxes Payable	2,943	4,141
Current Deferred Income Taxes	-	3,934
Total Current Liabilities	16,678	29,724
Long-Term Debt	72,000	84,000
Deferred Income Taxes	43,937	54,155
Other Liabilities	1,295	1,204
Total Liabilities	133,910	169,083
Shareholders’ Equity	180,867	181,599
Total Liabilities and Shareholders' Equity	$314,777	$350,682

Additional information
Equity per Share	$8.93	$8.69
Total Cash, Restricted Cash and Marketable Securities	$247,425	$272,133

Comparative statements of operations (in thousands):

	13 Weeks Ended (unaudited)			52 Weeks Ended
	February 28, 2016	March 1, 2015	November 29, 2015	February 28, 2016 (unaudited)	March 1, 2015
Net Sales	$35,756	$36,241	$34,323	$145,855	$162,086

Cost of Sales	25,029	24,986	24,026	103,103	113,133

Gross Profit	10,727	11,255	10,297	42,752	48,953
% of net sales	30.0%	31.1%	30.0%	29.3%	30.2%

Selling, General & Administrative Expenses	5,137	5,771	5,264	21,211	24,373

Restructuring Charge	162	193	158	535	1,179

Earnings from Operations	5,428	5,291	4,875	21,006	23,401

Interest:
Interest Income	340	232	227	1,149	827

Interest Expense	577	364	355	1,657	1,438

Net Interest Expense	(237)	(132)	(128)	(508)	(611)

Earnings before Income Taxes	5,191	5,159	4,747	20,498	22,790

Income Tax Provision	617	318	638	2,469	2,747

Net Earnings	$4,574	$4,841	$4,109	$18,029	$20,043

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended February 28, 2016			13 Weeks Ended March 1, 2015			13 Weeks Ended November 29, 2015
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	5,137	-	5,137	5,771	(206)	5,565	5,264	-	5,264
% of net sales	14.4%		14.4%	15.9%		15.4%	15.3%		15.3%

Restructuring Charge	162	(162)	-	193	(193)	-	158	(158)	-
% of net sales	0.5%		0.0%	0.5%		0.0%	0.5%		0.0%

Earnings from Operations	5,428	162	5,590	5,291	399	5,690	4,875	158	5,033
% of net sales	15.2%		15.6%	14.6%		15.7%	14.2%		14.7%

Net Interest (Expense) Income	(237)	292	55	(132)	-	(132)	(128)	-	(128)
% of net sales	-0.7%		0.2%	-0.4%		-0.4%	-0.4%		-0.4%

Earnings before Income Taxes	5,191	454	5,645	5,159	399	5,558	4,747	158	4,905
% of net sales	14.5%		15.8%	14.2%		15.3%	13.8%		14.3%

Income Tax Provision	617	163	780	318	263	581	638	58	696
Effective Tax Rate	11.9%		13.8%	6.2%		10.5%	13.4%		14.2%

Net Earnings	4,574	291	4,865	4,841	136	4,977	4,109	100	4,209
% of net sales	12.8%		13.6%	13.4%		13.7%	12.0%		12.3%

Reconciliation of non-GAAP financial measures (in thousands – unaudited), continued:

	52 Weeks Ended February 28, 2016			52 Weeks Ended March 1, 2015
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	21,211	-	21,211	24,373	(466)	23,907
% of net sales	14.5%		14.5%	15.0%		14.7%

Restructuring Charge	535	(535)	-	1,179	(1,179)	-
% of net sales	0.4%		0.0%	0.7%		0.0%

Earnings from Operations	21,006	535	21,541	23,401	1,645	25,046
% of net sales	14.4%		14.8%	14.4%		15.5%

Net Interest (Expense) Income	(508)	292	(216)	(611)	-	(611)
% of net sales	-0.3%		-0.1%	-0.4%		-0.4%

Earnings before Income Taxes	20,498	827	21,325	22,790	1,645	24,435
% of net sales	14.1%		14.6%	14.1%		15.1%

Income Tax Provision	2,469	276	2,745	2,747	684	3,431
Effective Tax Rate	12.0%		12.9%	12.1%		14.0%

Net Earnings	18,029	551	18,580	20,043	961	21,004
% of net sales	12.4%		12.7%	12.4%		13.0%